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                                                                 EXHIBIT 21

                          INDEPENDENT BANK CORPORATION
                         Subsidiaries of the Registrant

                                                         State of Incorporation
                                                         ----------------------

IBC Capital Finance
  Ionia, Michigan                                               Delaware

Independent Bank
  Ionia, Michigan                                               Michigan

Independent Bank West Michigan
  Rockford, Michigan                                            Michigan

Independent Bank South Michigan
  Leslie, Michigan                                              Michigan

Independent Bank East Michigan
  Caro, Michigan                                                Michigan

IBC Financial Services, Inc. (a subsidiary of
Independent Bank)
  Ionia, Michigan                                               Michigan

Independent Title Services, Inc.
(a subsidiary of Independent Bank,
  Independent Bank West Michigan, Independent Bank
  South Michigan and Independent Bank East Michigan)
  Rockford, Michigan                                            Michigan